EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  Andrew Gordon, President & CEO

Telephone:  (718) 832-0800

Coffee Holding Co., Inc. Reports Third Quarter and Nine Month Results

BROOKLYN, New York – September 11, 2008. Coffee Holding Co., Inc. (AMEX: JVA) today announced its operating results for the three and nine months ended July 31, 2008. In this release, the Company:

•

Reports net sales of $17,598,572 for the quarter and $50,730,554 for the nine months ended July 31, 2008;

•

Reports sales growth of 26.0% for the quarter and 24.4% for the nine months ended July 31, 2008 compared to the three and nine month periods ended July 31, 2007; and

•

Reports net income of $551,259 for the quarter and a net loss of $1,310,654 for the nine months ended July 31, 2008.

The Company had net income of $551,259, or $0.10 per share (basic and diluted), for the three months ended July 31, 2008 compared to net income of $370,656, or $0.07 per share (basic and diluted), for the three months ended July 31, 2007.  The increase in net income primarily reflects increased net sales, which resulted in an increase in gross profit.

The Company had a net loss of $1,310,654, or $0.24 per share (basic and diluted), for the nine months ended July 31, 2008 compared to net income of $1,019,248, or $0.18 per share (basic and diluted), for the nine months ended July 31, 2007.  The net loss reflects increased coffee prices and hedging losses when the price of coffee surged to a ten year high and subsequently collapsed during a 45 day period in February and March of 2008.

Net sales totaled $17,598,572 for the three months ended July 31, 2008, an increase of $3,633,765, or 26.0%, from $13,964,807 for the three months ended July 31, 2007. Net sales totaled $50,730,554 for the nine months ended July 31, 2008, an increase of $9,936,262, or 24.4%, from $40,794,292 for the nine months ended July 31, 2007. The increase in net sales reflects both increased amounts of green coffee, branded coffee and private label coffee sold as well as increased sales prices compared to the third quarter of fiscal 2007.  The increase in net sales also reflects the price increases we implemented in the fourth quarter of fiscal 2007 and the first quarter of fiscal 2008 in response to higher green coffee prices.

“Following last quarter’s unacceptable results, we are pleased that this quarter is more representative of the health of our overall business.  Although many challenges remain in the overall macro environment in which we operate, we believe that we have taken the necessary steps to achieve the desired results as reflected by our performance in this past quarter,” said President and Chief Executive Officer Andrew Gordon.

“A 26% increase in sales as well as a 48% gain in net income can be attributed to the determined efforts of our management and employees to strengthen our company and increase shareholder value. We will continue to monitor our core business as well as scrutinize the profitability of individual accounts to ensure they meet the criteria designed to achieve similar results going forward and we will not hesitate to make adjustments as we deem needed.”

“With coffee prices having stabilized and the Entenmann’s rollout fully underway, we anticipate further growth in sales and profits in the months ahead,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points.  Coffee Holding has been a family operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy.  The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. It is possible that the assumptions made by management for purposes of such statements may not materialize.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2008	October 31, 2007
	(unaudited)	(audited)
- ASSETS -
CURRENT ASSETS:
Cash	$767,783	$890,649
Commodities held at broker	986,941	3,468,530
Accounts receivable, net of allowance for doubtful accounts of $127,464 and $136,781 for 2008 and 2007, respectively	6,567,245	7,130,467
Inventories	4,718,773	4,472,097
Prepaid expenses and other current assets	283,393	502,240
Prepaid and refundable taxes	322,812	236,406
Deferred income tax asset	850,000	279,000
TOTAL CURRENT ASSETS	14,496,947	16,979,389

Property and equipment, at cost, net of accumulated depreciation of $4,878,850 and $4,542,490 for 2008 and 2007, respectively	2,901,232	2,651,960
Deposits and other assets	513,692	765,368
TOTAL ASSETS	$17,911,871	$20,396,717

- LIABILITIES AND STOCKHOLDERS' EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,958,568	$6,791,690
Line of credit	2,328,562	897,191
Income taxes payable	-	9,161
TOTAL CURRENT LIABILITIES	8,287,130	7,698,042

Deferred income tax liabilities	64,000	145,000
Deferred compensation payable	414,212	351,332
TOTAL LIABILITIES	8,765,342	8,194,374

MINORITY INTEREST	-	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued; 5,452,716 shares outstanding for 2008 and 5,514,930 shares outstanding in 2007	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	2,091,245	4,946,467
Less: Treasury stock, 77,114 and 14,900 common shares, at cost for 2008 and 2007, respectively	(277,269)	(76,677)
TOTAL STOCKHOLDERS’ EQUITY	9,146,529	12,202,343
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,911,871	$20,396,717

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July, 31
	2008	2007	2008	2007
NET SALES	$50,730,554	$40,794,292	$17,598,572	$13,964,807

COST OF SALES	47,927,963	34,581,004	15,002,037	12,027,277

GROSS PROFIT	2,802,591	6,213,288	2,596,535	1,937,530

OPERATING EXPENSES:
Selling and administrative	4,282,961	4,270,646	1,363,607	1,360,846
Writedown of amount due from dissolved joint venture	–	242,000	–	–
Officers’ salaries	461,076	384,302	161,376	149,853
TOTALS	4,744,037	4,896,948	1,524,983	1,510,699

INCOME (LOSS) FROM OPERATIONS	(1,941,446)	1,316,340	1,071,552	426,831

OTHER INCOME (EXPENSE)
Interest and dividend income	49,253	102,226	5,594	35,650
Equity in loss from dissolved joint venture	–	(91,340)	–	2,600
Writedown of investment in dissolved joint venture	–	(33,000)	–	–
Management fee income	–	12,026	–	–
Interest expense	(95,740)	(87,530)	(34,307)	(31,124)
TOTAL OTHER INCOME (EXPENSE)	(46,487)	(97,618)	(28,713)	7,126

INCOME (LOSS) BEFORE BENEFIT FROM (PROVISION FOR) INCOME TAX EXPENSE AND MINORITY INTEREST IN SUBSIDIARY	(1,987,933)	1,218,722	1,042,839	433,957

Benefit from (provision for) income tax expense	679,623	(198,493)	(490,326)	(58,443)

INCOME (LOSS) BEFORE MINORITY INTEREST	(1,308,310)	1,020,229	552,513	375,514

Minority interest in loss of subsidiary	(2,344)	(981)	(1,254)	(4,858)

NET INCOME (LOSS)	(1,310,654)	1,019,248	551,259	370,656

Retained earnings-beginning	4,946,467	4,009,151	1,539,986	4,657,743
Dividends	(1,544,568)	–	–	–

RETAINED EARNINGS - ENDING	$2,091,245	$5,028,399	$2,091,245	$5,028,399

Basic and diluted earnings (loss) per share	$(.24)	$.18	$.10	$.07

Weighted average common shares outstanding:
Basic	5,485,136	5,528,708	5,461,242	5,528,708
Diluted	5,485,136	5,528,708	5,461,242	5,528,708

COFFEE HOLDING CO., INC.

CONDENSED STATEMENTS OF CASH FLOWS

 (Unaudited)

	2008	2007
OPERATING ACTIVITIES:
Net (loss) income	$(1,310,654)	$1,019,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	400,134	272,058
Bad debts	-	31,195
Writedown of amount due from dissolved joint venture	-	242,000
Loss from dissolved joint venture	-	91,340
Writedown of investment in dissolved joint venture	-	33,000
Deferred income taxes	(652,000)	(236,600)
Impairment loss	-	31,892
Changes in operating assets and liabilities:
Commodities held at broker	2,481,589	546,805
Accounts receivable	563,222	1,226,060
Inventories	(246,676)	(982,758)
Prepaid expenses and other current assets	218,847	(24,326)
Prepaid and refundable income taxes	(86,406)	269,592
Accounts payable and accrued expenses	(833,122)	(905,595)
Due from dissolved joint venture	-	(388,372)
Deposits and other assets	(47,628)	(197,370)
Income taxes payable	(9,161)	27,756
Deferred compensation payable	62,880	95,048
Net cash provided by operating activities	541,025	1,150,973

INVESTING ACTIVITIES:
Purchases of property and equipment	(352,446)	(234,291)
Net cash used in investing activities	(352,446)	(234,291)

FINANCING ACTIVITIES:
Advances under bank line of credit	46,023,524	36,771,879
Principal payments under bank line of credit	(44,592,153)	(36,640,270)
Payment of dividend	(1,544,568)	-
Purchase of treasury stock	(200,592)	(62,748)
Net cash provided by (used) in financing activities	(313,789)	68,861

MINORITY INTEREST	2,344	981

NET INCREASE (DECREASE) IN CASH	(122,866)	986,524

Cash, beginning of year	890,649	1,112,165

CASH, END OF PERIOD	$767,783	$2,098,689

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$84,143	$35,530
Income taxes paid	$23,249	$132,506

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
The Company utilized its deposit for the purchase of machinery and equipment	$296,960	$328,388